Exhibit 10.15

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

YALE UNIVERSITY

CORPORATE SPONSORED RESEARCH AGREEMENT

This is a CORPORATE SPONSORED RESEARCH AGREEMENT effective July 1, 2016, by and between YALE UNIVERSITY, a non-profit corporation organized and existing under and by virtue of a special charter granted by the General Assembly of the Colony and State of Connecticut (the “University”) and Arvinas, Inc., a Delaware corporation, having its principal offices at 5 Science Park, 395 Winchester Avenue, New Haven, CT 06511 (the “Sponsor”).

W I T N E S S E T H:

WHEREAS, in pursuit of its educational purposes, which include research and training, the University undertakes scholarly, research, and experimental activities in a variety of academic disciplines; and

WHEREAS, the Sponsor wishes to fund and desires that the University undertake a research program in the field of protein degradation as described more fully in Exhibit A, attached hereto; and

WHEREAS, in furtherance of its scholarly, research, and instructional interests, the University is willing to undertake such research upon the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Scope of Research. During the term of this Agreement, the University shall use reasonable efforts to perform the research program described in Exhibit A, attached hereto and which hereby is incorporated herein (the “Research”). Notwithstanding the foregoing, the University makes no warranties or representations regarding its ability to achieve, nor shall it be bound hereby to accomplish, any particular research objective or results.

2. Personnel.

(a) The Research shall be performed by and under the supervision and direction of Dr. Craig Crews, while employed by the University, who shall be designated the principal investigator (“Principal Investigator”), together with such additional personnel as may be assigned by the University. The University shall give Sponsor written notice of any change in its Principal Investigator, subject to Sponsor’s approval, which shall not unreasonably be withheld.

(b) It is understood that the University and the personnel performing the Research hereunder may be involved in other activities and projects which entail pre-existing commitments to other sponsors.

3. University Policies and Procedures. All Research conducted hereunder shall be performed in accordance with established University policies and procedures, including, but not limited to, policies and procedures applicable to research involving human subjects, laboratory animals, and conflicts of interest.

4. Fixed Price.

(a) The Sponsor shall pay the University in the amounts and according to the schedule set forth in the budget set forth as Exhibit B attached hereto and which hereby is incorporated herein.

(b) The Sponsor shall make advance payments to the University as set forth in Exhibit B. All checks shall be made payable to Yale University, shall include reference to the Principal Investigator, and shall be sent to:

Yale University

Office of Sponsored Projects

P.O. Box 208327

New Haven, CT 06520-8327

Or wired to:

[**]

Reference: Dr. Craig Crews, Principal Investigator.

5. Research Reports. The University shall furnish to Sponsor during the term of this Agreement periodic informal reports regarding the progress of the Research. A final report setting forth the significant research findings shall be prepared by the University and submitted to Sponsor within [**] following the expiration of the term of this Agreement or the effective date of early termination. All right, title and interest in and to all data generated during the Research, including all records, reports, results and all other information and/or work product generated by or on behalf of University in the course of conducting the Research (collectively, “Data”), shall be jointly owned by Sponsor and University. To the extent that the Data is included in the License Agreement as an Improvement, the University shall not (a) use the Data except for non-commercial, academic purposes or (b) publicly disclose the Data to any person or entity or publish the Data except in accordance with the terms and conditions set forth in Section 6 below. Sponsor shall have the right to review, disclose and use the Data as Sponsor, in Sponsor’s sole discretion, deems appropriate including, but not limited to, in submissions to the United States Food and Drug Administration and/or other regulatory authorities, subject to Yale’s publication rights in Section 6 below.

6. Publication.

a) Part of the University’s mission is to publish and disseminate research results developed under sponsored research projects. Consistent with this Agreement, University, its Principal Investigator and other University employees and/or students have the first right to disseminate or publish the results of the Research in accordance with this Section 6. After reasonable inquiry by Sponsor, Principal Investigator or other University employees and/or students choose not to disseminate or publish results of the Research, Sponsor shall have the right to publish results of the Research. The University shall provide the Sponsor with a copy of any proposed publication [**] in advance of submission or presentation to third parties. The Sponsor shall determine whether any of its Confidential Information is included in the proposed publication. The Sponsor may reasonably require that any of its Confidential Information be removed from the proposed publication. The Sponsor may reasonably require that publication be delayed to permit the filing of patent applications. The Sponsor shall make such determinations within [**] of receipt of the proposed publication. Publication shall not be delayed more than [**] after receipt of the proposed publication by Sponsor. The Sponsor at its election shall be entitled to receive an acknowledgment of its sponsorship of the Research in any such publication.

b) The University shall have the final authority to determine the scope and content of any publications or presentations made by its students and employees in accordance with the conditions and limitations of this section.

7. Confidential Information.

a) “Confidential Information” shall mean all information disclosed by one party to the other party under this Agreement that has been reduced to writing and marked “Confidential,” or, if disclosed orally, has been reduced to writing and marked “Confidential” within [**] of oral disclosure except that the following information shall not be “Confidential Information”:

(i)	information that is shown to have been known to or developed by the recipient prior to the disclosure by the disclosing party; or

(ii)	information that at the time of disclosure or has become thereafter publicly known through no fault or omission attributable to the recipient; or

(iii)	information that is rightfully given to the recipient from sources independent of the disclosing party: or

(iv)	information that is independently developed by the receiving party without use of or reference to the Confidential Information of the other party; or

(v)

information that is required to be disclosed by law in the opinion of recipient’s attorney, but only after the disclosing party is given prompt written notice and an opportunity to seek a protective order.

Subject to the parties’ rights and obligations pursuant to this Agreement, the parties agree that during the term of this Agreement and for [**] thereafter, each of them:

(i)

will keep confidential and will cause their affiliates to keep confidential, Confidential Information disclosed to it by the other party, by taking whatever action the party receiving the Confidential Information would take to preserve the confidentiality of its own Confidential Information, which in no event shall be less than reasonable care; and

(ii)

will only disclose that part of the other party’s Confidential Information to its officers, employees or agents, under requirements of confidentiality, for purposes of carrying out its rights and responsibilities under this Agreement; and

(iii)

will not use the other party’s Confidential Information other than as expressly permitted or contemplated by this Agreement or disclose the other’s Confidential Information to any third parties (other than to agents under requirements of confidentiality) except as expressly permitted or contemplated by this Agreement without advance written permission from the other party; and

(iv)

will, within [**] of termination of this Agreement, return all the Confidential Information disclosed to it by the other party pursuant to this Agreement except for one copy which may be retained by the recipient for monitoring compliance with this Section 7 and any surviving clauses.

b) Neither party shall knowingly convey Confidential Information of the other party that is subject to federal export control restrictions under the EAR or the ITAR without first so disclosing to the other party and providing the other party the opportunity to decline receiving such information. Notwithstanding any other provision set forth herein. Sponsor shall be permitted to disclose University’s Confidential Information and this Agreement to any potential financing source, acquirer, licensee, sublicensee or strategic partner as long as such person or entity has executed a confidentiality agreement with Sponsor that contains confidentiality provisions substantially the same as those contained herein.

8. Intellectual Property.

(a) Definition of Invention. “Invention” shall mean any discovery, concept or idea, whether or not patentable, conceived or first reduced to practice in whole or in part in performance of this Agreement. For purposes of this Agreement, “Invention” shall also include any software written, created, and utilized in performance of this Agreement.

(b) Ownership of Inventions. The University shall own any invention first conceived or discovered solely by its employees, students, or agents in the performance of the Research (“University Inventions’’). Sponsor shall own any Inventions that are invented solely by Sponsor’s employees or agents (“Sponsor Inventions”). Inventions invented jointly by University employees, students or agents and Sponsor employees or agents shall be owned jointly (“Joint Inventions”).

(c) Disclosure and Right to Patent Inventions. The University and Sponsor shall promptly disclose to each other in writing any invention first conceived or discovered in the performance of the Research in the field of the Research, and reported to the University’s Office of Cooperative Research (“OCR”) or Sponsor’s Intellectual Property Authority (“IPA”) (see Article 11 “Notices”), respectively. The University may elect to file and prosecute a patent application on any University Invention described in any such invention disclosure. Should the University elect not to do so, the Sponsor may at its own cost file and prosecute any such patent application on behalf of the University. The Sponsor shall have the first right to file and prosecute a patent application on any Joint Inventions. Should the Sponsor elect not to do so, the University may at its own cost file and prosecute any such patent application on behalf of both the University and the Sponsor. The Sponsor shall have the sole right to file and prosecute a patent application on any Sponsor Invention.

(d) License. Unless Sponsor otherwise elects in a written notice provided to the University within [**] of disclosure, each University Invention and University’s interest in each Joint Invention shall constitute an “IMPROVEMENT” as defined under that certain Agreement between University and Sponsor dated July 5, 2013 (the “License Agreement”), and Sponsor shall have rights to all such University Inventions and University’s interest in such Joint Inventions as IMPROVEMENTS under the License Agreement.

(e) Tangible research property. University shall retain ownership of tangible property that is developed solely by University’s employees, students, and agents, including, but not limited to, prototypes, biogenic materials, samples, lab notebooks graphs, maps, drawings, and documents created or acquired under this Agreement. University shall not retain ownership of tangible research property that is a deliverable under this Agreement.

(f) Background IP. Neither party shall, by virtue of this Agreement, acquire rights to inventions, copyrights, technical information, or tangible property concurrently created or acquired outside of this Agreement or that are owned by the other party prior to entering into this Agreement including any background technology required to practice Inventions.

9. Ownership of Property. Title to any equipment purchased or created in the performance of the work funded under this Agreement shall vest in the University. University shall use the equipment for purposes of this Agreement while the Research activities are ongoing. During that time, University may make such equipment available for incidental use on other projects or programs if such other use will not interfere with the work under this Agreement. When no longer needed for Research activities, University may use the equipment in connection with its other charitable purposes, without need for accounting.

10. Term and Termination.

(a) This Agreement shall be effective from the effective date first written above through June 30, 2018, and may be extended thereafter by mutual agreement of the parties in writing; provided, however, that the termination of this Agreement shall not relieve either party of any obligation of such party accrued prior to such termination hereunder. In particular, the provisions of Sections 5 through 21 shall survive termination of this Agreement for any reason.

(b) Notwithstanding the foregoing, this Agreement may be terminated by either party at any time upon 30 days advance written notice to the other party. Upon receipt of notice of early termination by Sponsor, the University shall use reasonable efforts promptly to limit or terminate any outstanding commitments prior to the effective termination date. If Sponsor so elects to terminate this Agreement under this Section 10(b), then all allowable costs associated with such termination and up through the date of termination shall be reimbursed by Sponsor, including non-cancelable commitments.

(c) If either party materially breaches its obligation hereunder and fails to remedy such breach within [**] after receipt of notice in writing of such breach, the other party may, in addition to any other remedies that it may have in law or in equity, terminate this Agreement by sending written notice of termination to the breaching party. Termination for material breaches will be effective from date of notice to the breaching party and do not affect any of the terminating party’s other rights under this Agreement.

11. Notices. Any notices given under this Agreement shall be in writing and shall be deemed delivered when sent by first-class mail, postage prepaid, addressed to the parties as follows (or at such other addresses as the parties may notify each other in writing):

Yale University Office of Sponsored Projects 25 Science Park, 150 Munson Street New Haven, CT 06520 Attn: Jeffrey McGuinness	Sponsor Arvinas, Inc. 5 Science Park, 395 Winchester Avenue New Haven, CT 06511 Attention: Chief Financial Officer

Provided, however, that Invention Disclosures shall be addressed to the parties as follows:

Yale University OCR Yale University Office of Cooperative Research Attn: Director of Intellectual Property 433 Temple Street New Haven, CT, 06511 P: [**] E: [**]	Sponsor IPA Arvinas, Inc. 5 Science Park, 395 Winchester Avenue New Haven, CT 06511 Attention: Chief Financial Officer

12. Use of Name. Neither party shall employ or use the name of the other party in any promotional materials or advertising without the prior express written permission of the other party.

13. Relationship of the Parties. The relationship of Sponsor and University established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create a relationship of employment or agency, nor shall either party’s employees, servants, agents, or representatives be considered the employees, servants, agents, or representatives of the other. Nothing in this Agreement shall be construed to constitute the parties as partners or joint venturers, or allow cither of the parties to create or assume any obligation on behalf of the other party.

14. Indemnification. For each University Invention and/or University’s interest in a Joint Invention that is an “IMPROVEMENT” as defined under the License Agreement, the Sponsor’s indemnification obligation shall be dictated by the terms of the License Agreement. Any liability, claims, lawsuits, losses, damages, costs or expenses (including attorney’s fees) to the University resulting from the Sponsor’s use of the Data shall be automatically considered a “CLAIM” as defined under the License Agreement, thereby triggering Sponsor’s indemnification obligations to the University on the terms as set forth in the License Agreement.

15. NO WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE UNIVERSITY MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER, INCLUDING, WITHOUT LIMITATION, THE RESULTS OF THE RESEARCH. TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT; OR THE MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH RESULTS. Neither party shall be liable for any indirect or consequential damages or lost profits suffered by the other party or by any licensee or any others resulting from the use of the Research results, including any invention, program, or product.

16. Export Controls. The University complies with all applicable laws and regulations, including, where applicable, federal export control regulations. Many of the University employees (faculty and staff) and students are residents of foreign countries, including individuals who may work on this contract and/or have access to information conveyed to the University pursuant hereto. The University does not screen its employees or students based on nationality. In most situations, the University relies on the fundamental research exclusion from export control laws, but makes no representation as to whether Sponsor’s conveyance of information or material to the University pursuant hereto would be covered by the export control laws. Each party agrees that before knowingly providing the other with export- controlled materials or data, it will provide written notice, including a description of the materials or data, and, if known, the appropriate ECCN or MCL designation. No such materials or data shall knowingly be shared without prior written approval.

17. Force Majeure. Neither party shall be liable for any failure to perform as required by this Agreement to the extent such failure to perform is caused by any reason beyond such party’s control, or by reason of any of the following: labor disturbances or disputes of any kind, accidents, failure of any required governmental approval, civil disorders, acts of aggression, acts of God, energy or other conservation measures, failure of utilities, mechanical breakdowns, material shortages, disease, or similar occurrences.

18. Assignment. Neither the University nor the Sponsor shall assign this Agreement to any other person without the prior written consent of the other, and any purported assignment without such consent shall be void; provided however that, notwithstanding the foregoing or any other provision set forth herein, Sponsor may assign this Agreement without the consent of University to an affiliate or to a purchaser of all, or substantially all, of the assets or equity securities of Sponsor (whether through merger, consolidation, assignment or otherwise).

19. Severability. In the event that a court of competent jurisdiction holds any provision of this Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Agreement, and they shall continue in full force and effect.

20. Entire Agreement: Amendments. This Agreement and the Exhibits hereto contain the entire agreement between the parties. No amendments or modifications to this Agreement shall be effective unless made in writing and signed by authorized representatives of both parties.

21. Similar Research. Nothing in this Agreement shall be construed to limit the freedom of the University or of its researchers who are not participants under this Agreement, from engaging in similar research made under other grants, contracts or agreements with parties other than the Sponsor.

22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers or representatives.

YALE UNIVERSITY By /s/ Jeffrey E. McGuinness Title Sr. Contract Manager Date June 27, 2016 Read and acknowledged: Principal Investigator	ARVINAS, INC. By /s/ Sean Cassidy Title CFO & Treasurer Date 6/22/16

/s/ Craig M. Crews

EXHIBIT A - SCOPE OF WORK

Scope of the work between Arvinas and Crews lab;

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of three pages were omitted. [**].

EXHIBIT B - BUDGET AND PAYMENT SCHEDULE

The total budget of $[**] shall be paid in eight installments, upon receipt of an invoice from the University, in accordance with the following schedule:

$[**] payable within [**] of the Effective Date of the Agreement

$[**] payable within [**] of the Effective Date

$[**] payable within [**] of the Effective Date

$[**] payable within [**] of the Effective Date

$[**] payable within [**] of the Effective Date

$[**] payable within [**] of the Effective Date

$[**] payable within [**] of the Effective Date

$[**] payable within [**] of the Effective Date

AMENDMENT NO. 1 TO RESEARCH AGREEMENT

THIS AMENDMENT NO. 1 TO THE CORPORATE SPONSORED RESEARCH AGREEMENT (the “Amendment”), effective as of April 1, 2018 (the “Amendment Effective Date”), is entered into between YALE UNIVERSITY, a non-profit corporation organized and existing under and by virtue of a special charter granted by the General Assembly of the Colony and State of Connecticut (the “University”) and ARVINAS, INC., a Delaware corporation, having its principal offices at 5 Science Park, 395 Winchester Avenue, New Haven, CT 0651 1 (the “Sponsor”).

WHEREAS, University and Sponsor entered into a Corporate Sponsored Research Agreement effective July 1, 2016 (the “Agreement”).

WHEREAS, University and Sponsor desire to amend the Agreement by amending the scope of work and increasing the budget as set forth in and in accordance with this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties hereunder and other good and valuable consideration, the parties hereby agree as follows.

1. Amendments.

a.

Exhibit A, identified in the second WHEREAS clause and attached to the Agreement is hereby deleted and replaced with the Revised Exhibit A attached hereto. All mention of Exhibit A in the Agreement shall now refer to the Revised Exhibit A.

b.

Exhibit B, identified in Section 4. Fixed Price and attached to the Agreement is hereby deleted and replaced with the Revised Exhibit B attached hereto. All mention of Exhibit B in the Agreement shall now refer to the Revised Exhibit B.

c.	Section 10. Term and Termination (a) is hereby deleted and replaced with the Section 10 (a) as follows:

10. Term and Termination

(a) This Agreement shall be effective from July 1, 2016 through April 1, 2021, and may be extended thereafter by mutual agreement of the parties in writing; provided, however, that the termination of this Agreement shall not relieve either party of any obligation of such party accrued prior to such termination hereunder. In particular, the provisions of Sections 5 through 21 shall survive termination of this Agreement for any reason.

2. No Other Amendment. This Amendment does not and shall not amend or modify the covenants, terms, conditions, rights or obligations of the parties under the Agreement except as specifically set forth herein. The Agreement shall continue in full force and effect in accordance with its terms as amended by this Amendment and with the terms and conditions of this Amendment incorporated into the Agreement.

3. Counterparts. This Amendment may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument, and may be executed and delivered through the use of email of pdf copies of the executed Amendment.

IN WITNESS WHEREOF, duly-authorized representatives of the parties have signed as of the dates written below.

YALE UNIVERSITY	SPONSOR

By: /s/ Jeffrey McGuinness	By:	/s/ Sean Cassidy
Name: Jeffrey McGuinness		Name: Sean Cassidy
Title: Associate Director		Title: CFO & Treasurer
Date: April 2, 2018		Date: 4/2/18

EXHIBIT A. – REVISED SCOPE OF WORK

The revised scope of the work between Arvinas and Crews lab:

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of three pages were omitted. [**].

EXHIBIT B – BUDGET AND PAYMENT SCHEDULE

The total revised budget of $3,708,142.09, of which $[**] has already been paid, leaving $[**] due and owing, which shall be paid in twelve installments, upon receipt of an invoice from the University, in accordance with the following schedule:

$[**] payable within [**] of the Amendment Effective Date

$[**] payable within [**] of the Amendment Effective Date

$[**] payable within [**] of the Amendment Effective Date

$[**] payable within [**] of the Amendment Effective Date

$[**] payable within [**] of the Amendment Effective Date

$[**] payable within [**] of the Amendment Effective Date

$[**] payable within [**] of the Amendment Effective Date

$[**] payable within [**] of the Amendment Effective Date

$[**] payable within [**] of the Amendment Effective Date

$[**] payable within [**] of the Amendment Effective Date

$[**] payable within [**] of the Amendment Effective Date

$[**] payable within [**] of the Amendment Effective Date